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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  November 22, 1996

                        Pegasus Aircraft Partners II, L.P.
               (Exact Name of Registrant as Specified in Charter)

Delaware                            0-18387             84-1111757
(State or Other Jurisdiction       (Commission         (IRS  Employer
       Of Incorporation)           File Number)        Identification No.)

Four Embarcadero Center, Suite 3550, San Francisco, CA              94111
(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code     (415) 434-3900

                                      N/A
          (Former Name or Former Address, if Changed Since Last Report)

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Item 5 Other Events

As of September 30, 1996, Pegasus Aircraft Partners II, L.P.(the "Partnership") reported an estimated net asset value of $8.69 per limited partnership unit ("Unit") outstanding. The Partnership had 7,255,000 Units outstanding at such date which were issued at an original offering price of $20.00 per Unit. The estimated net asset value at September 30, 1996 is based primarily upon an independent appraisal of the Partnership's aircraft utilizing existing leases and forecasts of residual values for the aircraft upon the expiration of the leases, assuming an inflation rate of 3.0% per annum and discounting future cash flows at 10%. The methodology used is similar to the methodology used to report estimated net asset value in prior periods. There can be no assurance, however, that the Partnership would receive the appraised values if the portfolio of aircraft were liquidated.

To preserve the tax status of the Partnership, the transfer of units resulting from the sale of units is generally limited to 5% of the total units outstanding per year. The Partnership has never had to suspend transfers during the year to remain below this threshold. Recently the partnership industry has seen increased activity in the purchase and sale of limited partnership units through tender offers. Based upon the Partnership's transfer methodology, 1996 is closed with respect to transfers. During 1996 no tender offers were made and the volume of Units transferred pursuant to sales amounted to 3.15% of those outstanding.




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Pegasus Aircraft Partners II, L.P.
Summary of Appraised Values of Aircraft Portfolio
As of September 30, 1996 (in millions)

                                                                                                        Estimated
                                                                                        Estimated   +   Present Value = Total
                                                                    Acquisition         Residual of Lease Appraised
Aircraft                            Current Lessee                   Costs(1)             Value(2)  Payments(2)    Value
McDonnell                           Aeromexico
Douglas DC-9                        Airlines                       $        8.9           $ 2.8       $ 0.7      $  3.5

McDonnell                           Aeromexico
Douglas DC-9                        Airlines                                8.9             2.8         0.7         3.5

McDonnell(7)                        Continental
Douglas DC-10                       Micronesia                             18.3             6.8         2.8         9.6

McDonnell
Douglas MD-81(2)                    USAir, Inc.                            10.0             3.7         1.9         5.6

McDonnell                           Trans World
Douglas MD-82                       Airlines, Inc.                         21.0             4.0        12.3        16.3

Airbus Industrie(5)                 Currently
A-300                               off lease                              28.1             8.1          --         8.1

Lockheed                            Trans World(8)
L-1011                              Airlines, Inc.                         17.7             3.8         3.0         6.8

Boeing 727-200                      Kiwi International(5)(6)
Advanced                            Air Lines, Inc.                        11.7             2.2          --         2.2

Boeing 727-200                      Kiwi International(5)(6)
Non-Advanced                        Air Lines, Inc.                         8.9             3.2          --         3.2

Boeing 727-200(4)                   Continental
Advanced                            Airlines, Inc.                          4.5             1.7         2.4         4.1

Boeing 727-200(4)                   Continental
Advanced                            Airlines, Inc.                          4.1             1.9         1.3         3.2

September 30, 1996 Total                                           $      142.1     $      41.0     $  25.1     $  66.1
December 31, 1995 Total                                            $      140.2     $      35.0     $  35.1     $  70.1


(1) Acquisition costs do not include acquisition-related fees of $3.0 million paid to the General Partners. The amounts shown include additional investments in the respective aircraft, including the hushkit purchased in 1996 for approximately $1.9 million for the non-advanced aircraft formerly leased to Kiwi.

(2) The aircraft is owned 50% by the Partnership. The remaining 50% is held by an affiliated partnership, Pegasus Aircraft Partners, L.P.

(3) To calculate the present value, a 10% discount was applied to the future lease payments and to the estimated residual value at the end of the current lease term.

(4) The Partnership received these aircraft in 1995 as a part of the Airbus A-300 settlement with Continental. Acquisition costs represent appraised value at the time the Partnership took title.

(5) Aircraft is off lease. Appraised value represents approximate current market value unencumbered by lease, which makes certain assumptions regarding its condition. The General Partners believe that,

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considering related maintenance reserves held or return condition payments received, this is an appropriate value.

(6) In connection with its bankruptcy, Kiwi filed a motion to reject both leases on November 15, 1996, and the Partnership has commenced remarketing activities. The Partnership will likely incur significant costs to re-lease the aircraft and there could be a significant delay before the aircraft are redeployed.

(7) The original lease, as amended, with Continental was scheduled to expire on October 31, 1996. The Partnership and Continental have entered into an agreement in principle, subject to documentation, to extend the lease until mid-1998 at a lease rate of $150,000 per month. The agreement in principle is reflected in the table.

(8) In October 1996, TWA and the Partnership terminated the lease and TWA returned the aircraft and paid the Partnership the October rent of $130,000 plus $2,846,000, which represented rents due under the remaining term of the lease, discounted at 5%. In addition, $3,000,000 was paid as an economic settlement for non-compliance with certain lease return conditions. These amounts are reflected in the table.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    Pegasus Aircraft Partners II, L.P.
                                    (Registrant)
                                     By: Air Transport Leasing, Inc.
                                         Administrative General Partner

Dated:  November 26, 1996            By: /s/ Joseph P. Ciavarella
                                         ---------------------------
                                         Joseph P. Ciavarella
                                         Vice President, Treasurer and
                                         Chief Financial and Accounting Officer